Exhibit 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS
The Sponsors and Trustee of
Defined Asset Funds--Municipal Investment Trust Fund--Monthly Payment Series--65

We consent to the use in this Post-Effective Amendment No. 21 to Registration Statement No. 2-57971 of our opinion dated April 22, 1998 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading 'Miscellaneous--Auditors' in such Prospectus.

DELOITTE & TOUCHE LLP
New York, N.Y.
May 13, 1998